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                                                                  Exhibit (a)(5)

               GUIDELINES REGARDING TAXPAYER IDENTIFICATION NUMBER


     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                                                GIVE THE NAME AND
                                                                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                                                          NUMBER OF--
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
1.   An individual's account                                 The individual
2.   Two or more individuals (joint account)                 The actual owner of the account or, if combined funds,
                                                             the first individual on the account (1)
3.   Husband and wife (joint account)                        The actual owner of the account or, if joint funds,
                                                             either person (1)
4.   Custodian account of a minor (Uniform Gift to Minors    The minor (2)
     Act)
5.   Adult and minor (joint account)                         The adult or, if the minor is the only contributor, the
                                                             minor (1)
6.   Account in the name of guardian or committee for a      The ward, minor or incompetent person (3)
     designated ward, minor, or incompetent person
7.   a. The usual revocable savings trust account            The grantor- trustee (1)
        (grantor is also trustee)
     b.  So-called trust account that is not a legal or      The actual owner (1)
         valid trust under State law
8.   Sole proprietorship account                             The owner (4)

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                                                                                GIVE THE EMPLOYER
                                                                                  IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                                          NUMBER OF--
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
9.   A valid trust, estate, or pension trust                 The legal entity (Do not furnish the identifying  number
                                                             of the personal representative or trustee unless the
                                                             legal entity itself is not designated in the account
                                                             title) (5)
10.   Corporate account                                      The corporation
11.   Religious,  charitable,  or educational  organization  The organization account
12.   Partnership account held in the name of the business   The partnership
13.   Association, club, or other tax-exempt organization    The organization
14.   A broker or registered nominee                         The broker or nominee

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(1)    List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2)    Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.